Principal Diversified Select Real Asset Fund
Supplement dated March 20, 2023
to the Prospectus and Statement of Additional Information
both dated August 1, 2022
(as previously supplemented)
This supplement updates information currently in the Prospectus and Statement of Additional Information. Please retain this supplement for future reference.
The changes described below are being made to the Principal Diversified Select Real Asset Fund’s Prospectus.

FEE TABLE AND SUMMARY
Delete the reference to Tortoise Capital Advisors, L.L.C.

MANAGEMENT OF THE FUND
Delete all references to Tortoise Capital Advisors, L.L.C.
The changes described below are being made to the Principal Diversified Select Real Asset Fund’s Statement of Additional Information.

INVESTMENT ADVISORY AND OTHER SERVICES
Delete all references to Tortoise Capital Advisors, L.L.C.

APPENDIX B – PROXY VOTING POLICIES
Delete the proxy voting policy for Tortoise Capital Advisors, L.L.C.
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